Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS FOURTH QUARTER 2009 AND YEAR-END RESULTS

Emeryville, CA, February, 16, 2010 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the fourth quarter and full year ended December 31, 2009.

“Our fourth quarter performance was highlighted by improved activity across most of LECG’s business sectors. However, the uncertainty associated with our industry continues to impact visibility, leaving us cautious in the near-term,” said Michael Jeffery, LECG’s chief executive officer.

“Longer-term we remain optimistic about LECG’s future, including the pending closure of the SMART merger. We expect 2010 to be a year of important integration as we begin to capitalize on the business synergies, cross-selling potential and cost saving opportunities to position the combined company for a return to revenue growth and profitability.”

Fourth Quarter 2009 Financial Results

Fourth quarter 2009 revenues increased 5.7 percent to $66.3 million, compared with $62.7 million in the third quarter of 2009, and fell 5.3 percent versus $70.0 million in the fourth quarter 2008.

Net income for the fourth quarter was $0.8 million, or $0.03 per diluted share, which included a $3.0 million tax benefit primarily related to a recent rule change in the federal net operating loss (“NOL”) carry-back period. This is compared to a net loss of $64.7 million, or $2.52 per share, in the third quarter of 2009 and a net loss of $95.3 million, or $3.76 per share, in the fourth quarter of 2008. On a non-GAAP basis, the fourth quarter adjusted net loss was $0.3 million, or $0.01 per share, which excludes the tax benefit related to the NOL carry-back and pre-tax charges of $1.2 million related to acquisition and integration costs, $0.5 million of loan fee impairment charges and other net charges of $0.2 million. This is compared to an adjusted net loss of $3.6 million, or $0.14, in the third quarter of 2009 and an adjusted net loss of $6.4 million, or $0.25, in the fourth quarter of 2008.

Adjusted EBITDA for the fourth quarter of 2009 was $1.4 million, compared to a loss of $3.8 million for the third quarter of 2009, and a loss of $6.8 million for the fourth quarter of 2008.

Fourth Quarter 2009 Segment Results

Economics Services

LECG’s economics services segment consists of the company’s global competition, securities, regulated industries, energy and environment and labor sectors. Net fee-based revenues for this segment were $25.1 million in the quarter, up from $24.8 million in the third quarter of 2009. The improvement was driven by slight increases across most sectors, partially offset by a slight decline in regulated industries. Economics gross profit was $7.6 million, or 41.4 percent of total gross profit in the quarter. Direct profit margin was 30.0 percent, up from 25.0 percent in the third quarter of 2009. Professional staff utilization was 68.4 percent, up from 64.6 percent in the third quarter of 2009.

Finance and Accounting Services (FAS)

LECG’s FAS segment consists of the company’s forensic accounting, intellectual property, healthcare, higher education, international FAS, financial services and electronic discovery sectors. Net fee-based revenues for the segment were $38.7 million in the quarter, up from $35.4 million in the third quarter of 2009, as strength across sectors offset a slight decline in financial services. FAS gross profit was $10.8 million, or 58.6 percent of total gross profit in the quarter. The direct profit margin was 27.9 percent, up from 25.1 percent in the third quarter of 2009. Professional staff utilization was 71.3 percent, up from 70.1 percent in the third quarter of 2009.

Full-Year 2009 Financial Results

Revenues for the year ended December 31, 2009 decreased 21.6 percent to $263.2 million from $335.7 million for the full year of 2008.

Net loss for the year ended December 31, 2009 was $74.1 million compared to net loss of $86.7 million reported for the same period last year. Net loss per share was $2.90 for 2009 versus net loss of $3.42 per share for the prior year. During 2009, a valuation allowance was recorded against our net deferred taxes of $53.2 million in the third quarter, which drove the majority of the net loss. In 2008, the net loss was largely due to a fourth quarter goodwill impairment charge of $118.8 million. Adjusted net loss per share was $0.43 for 2009 compared with adjusted net income per diluted share of $0.10 for 2008.

Adjusted EBITDA for the year ended December 31, 2009 was a loss of $8.9 million compared to income of $12.8 million for 2008.

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. Domestic callers may access this conference call by dialing 888-213-3920. International callers may access the call by dialing 913-312-0969. For a replay of the teleconference, please call 888-203-1112   or 719-457-0820, and enter the pass code 6068074. The replay will be available through February 22, 2010. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com.

About LECG

LECG, a global expert services and consulting firm, with approximately 700 experts and professionals in 32 offices around the world, provides independent expert testimony, financial advisory services, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice regarding complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants.

Forward-Looking Statements

Statements concerning future business, operating and financial condition of the company and the pending SMART merger and related equity financing transactions, including expectations regarding the timing or completion of the transactions, and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. The earnings per share for the fourth quarter and year ended December 31, 2009 are preliminary and subject to adjustment.  Risks that may affect actual performance include the ongoing economic downturn and adverse economic conditions, the availability and terms of bank credit facilities, dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the company’s ability to integrate new experts and practice areas successfully, intense competition, and potential professional liability, the company’s ability to integrate the operations of SMART, the failure to achieve the costs savings and other synergies LECG expects to result for the transactions, the outcome of any legal proceedings instituted against the company, SMART and others in connection with the transactions, the failure of the transactions to close for any reason, the amount of the costs, fees, expenses and charges relating to the transactions, business uncertainty and contractual restrictions prior to the closing of the transactions, the effect of war, terrorism or catastrophic events, stock price, foreign currency exchange and interest rate volatility. Various factors could cause the closing of the transaction to be delayed from the company’s current expectations, such as difficulties in arranging the necessary bank financing, or conditions in the credit markets. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

Investor Contacts

Steven R. Fife, Chief Financial Officer, 510-985-6700

Annie Leschin, Investor Relations, 415-775-1788, investor@lecg.com

(tables follow)

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Fee-based revenues, net	$63,798	$66,963	$253,376	$322,714
Reimbursable revenues	2,501	3,085	9,820	12,965
Revenues	66,299	70,048	263,196	335,679
Direct costs	45,475	51,547	188,319	221,476
Reimbursable costs	2,460	3,270	10,163	13,339
Cost of services	47,935	54,817	198,482	234,815
Gross profit	18,364	15,231	64,714	100,864
Operating expenses:
General and administrative expenses	18,133	22,224	73,258	88,021
Depreciation and amortization	1,148	1,480	4,997	5,939
Goodwill impairment	—	118,800	—	118,800
Other impairments	132	5,358	10,071	5,358
Restructuring charges	180	6,437	5,659	5,937
Divestiture (income) charges	(63)	3,136	1,800	3,136
Operating loss	(1,166)	(142,204)	(31,071)	(126,327)
Interest income	38	95	160	445
Interest expense	(1,063)	(103)	(2,680)	(636)
Other income (expense), net	10	(616)	(571)	(1,849)
Loss before income taxes	(2,181)	(142,828)	(34,162)	(128,367)
Income tax (benefit) expense	(2,991)	(47,550)	39,957	(41,680)
Net income (loss)	$810	$(95,278)	$(74,119)	$(86,687)

Earnings per share:
Basic	$0.03	$(3.76)	$(2.90)	$(3.42)
Diluted	$0.03	$(3.76)	$(2.90)	$(3.42)

Shares used in calculating earnings per share
Basic	25,745	25,373	25,583	25,330
Diluted	25,782	25,373	25,583	25,330

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$13,044	$19,510
Accounts receivable, net	85,451	87,122
Prepaid expenses	4,981	5,996
Deferred tax assets, net - current portion	—	14,123
Signing, retention and performance bonuses - current portion	14,046	15,282
Income taxes receivable	13,498	7,662
Other current assets	1,660	2,447
Note receivable - current portion	547	518
Total current assets	133,227	152,660
Property and equipment, net	7,814	11,011
Goodwill	1,800	—
Other intangible assets, net	3,078	3,790
Signing, retention and performance bonuses	20,293	34,976
Deferred compensation plan assets	10,017	9,684
Note receivable	1,351	1,946
Deferred tax assets, net	5,500	36,952
Other long-term assets	7,500	5,188
Total assets	$190,580	$256,207

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$45,363	$49,313
Accounts payable and other accrued liabilities	8,823	11,493
Payable for business acquisitions - current portion	1,055	3,846
Borrowings under line of credit	12,000	—
Deferred revenue	3,052	2,450
Deferred tax liabilities, net - current portion	5,500	—
Liability associated with divestiture	—	2,642
Total current liabilities	75,793	69,744
Payable for business acquisitions	100	1,055
Deferred compensation plan obligations	10,163	9,632
Deferred rent	6,156	6,601
Other long-term liabilities	252	569
Total liabilities	92,464	87,601

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 25,895,679 and 25,559,253 shares outstanding at December 31, 2009 and 2008, respectively	26	26
Additional paid-in capital	174,917	172,005
Accumulated other comprehensive loss	(690)	(1,407)
Accumulated deficit	(76,137)	(2,018)
Total stockholders’ equity	98,116	168,606
Total liabilities and stockholders’ equity	$190,580	$256,207

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year ended December 31,
	2009	2008
Cash flows from operating activities
Net loss	$(74,119)	$(86,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,032	132
Depreciation and amortization of property and equipment	4,285	4,489
Amortization of intangible assets	712	1,450
Goodwill impairment	—	118,800
Other impairments	10,071	5,358
Amortization of signing, retention and performance bonuses	17,767	16,522
Deferred taxes	49,707	(44,708)
Equity-based compensation	3,967	6,778
Excess tax benefits from equity-based compensation	—	(41)
Non cash restructuring charges	1,150	2,441
Divestiture charges	1,739	3,136
Other	—	71
Changes in assets and liabilities:
Accounts receivable	(1,267)	9,258
Signing, retention and performance bonuses paid	(10,552)	(17,397)
Prepaid and other current assets	5,007	(57)
Accounts payable and other accrued liabilities	(3,736)	4,969
Income taxes	(5,485)	(4,485)
Accrued compensation	(5,155)	(4,260)
Deferred revenue	671	(348)
Deferred compensation plan assets, net of liabilities	197	415
Deferred rent	(1,154)	(947)
Other assets	(1,438)	(3,646)
Other liabilities	(337)	870
Net cash (used in) provided by operating activities	(6,938)	12,113
Cash flows from investing activities
Business acquisitions earn out payments	(5,585)	(9,736)
Divestiture payments	(3,210)	—
Purchase of property and equipment	(1,381)	(3,217)
Proceeds from note receivable	566	536
Proceeds from divestiture	619	—
Other	—	(177)
Net cash used in investing activities	(8,991)	(12,594)
Cash flows from financing activities
Borrowings under revolving credit facility	45,000	61,000
Repayments under revolving credit facility	(33,000)	(61,000)
Proceeds from exercise or issuance of stock to employee and other	—	46
Excess tax benefits from equity-based compensation	—	41
Proceeds from issuance of stock - employee stock purchase plan	40	85
Payment of loan fees	(2,692)	—
Other	—	1
Net cash provided by financing activities	9,348	173
Effect of exchange rates on changes in cash	115	(1,784)
Decrease in cash and cash equivalents	(6,466)	(2,092)
Cash and cash equivalents, beginning of year	19,510	21,602
Cash and cash equivalents, end of year	$13,044	$19,510

LECG CORPORATION AND SUBSIDIARIES

SEGMENT OPERATING RESULTS

($ in thousands, except rate amounts)

(unaudited)

	Three months ended December 31,
	2009			2008
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$25,086	$38,712	$63,798	$28,015	$38,948	$66,963
Reimbursable revenues	844	1,657	2,501	932	2,153	3,085
Revenues	$25,930	$40,369	$66,299	$28,947	$41,101	$70,048

Direct costs	$17,552	$27,923	$45,475	$20,989	$30,558	$51,547
Reimbursable costs	783	1,677	2,460	1,152	2,118	3,270
Gross profit	$7,595	$10,769	$18,364	$6,806	$8,425	$15,231

Direct profit margin (1)	30.0%	27.9%	28.7%	25.1%	21.5%	23.0%
Gross margin	29.3%	26.7%	27.7%	23.5%	20.5%	21.7%

Operating statistics
Paid days	66	66	66	65	65	65
Billable headcount, period end	227	415	642	287	496	783
Billable headcount, period average	228	420	648	295	502	797
Billable FTEs, period average (2)	184	349	533	234	398	633
Average billable rate	$360	$304	$323	$361	$300	$323
Paid utilization rate of billable FTEs (3)	71.6%	69.3%	70.1%	63.7%	62.6%	63.0%

Expert headcount, period end	98	192	290	122	221	343
Expert FTEs, period average (2)	56	127	183	62	130	192
Jr/Sr staff paid utilization rate (3)	68.4%	71.3%	70.3%	60.7%	63.5%	62.4%

LECG CORPORATION AND SUBSIDIARIES

SEGMENT OPERATING RESULTS (CONTINUED)

($ in thousands, except rate amounts)

(unaudited)

	Year ended December 31,
	2009			2008
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$106,186	$147,190	$253,376	$142,295	$180,419	$322,714
Reimbursable revenues	3,223	6,597	9,820	4,490	8,475	12,965
Revenues	$109,409	$153,787	$263,196	$146,785	$188,894	$335,679

Direct costs	$75,945	$112,374	$188,319	$95,546	$125,930	$221,476
Reimbursable costs	3,390	6,773	10,163	4,970	8,369	13,339
Gross profit	$30,074	$34,640	$64,714	$46,269	$54,595	$100,864

Direct profit margin (1)	28.5%	23.7%	25.7%	32.9%	30.2%	31.4%
Gross margin	27.5%	22.5%	24.6%	31.5%	28.9%	30.0%

Operating statistics
Paid days	261	261	261	260	260	260
Billable headcount, period end	227	415	642	287	496	783
Billable headcount, period average	253	458	711	299	490	789
Billable FTEs, period average (2)	205	372	577	246	390	636
Average billable rate	$355	$288	$313	$364	$315	$335
Paid utilization rate of billable FTEs (3)	69.9%	65.7%	67.2%	76.5%	70.5%	72.8%

Expert headcount, period end	98	192	290	122	221	343
Expert FTEs, period average (2)	61	132	193	66	116	183
Jr/Sr staff paid utilization rate (3)	67.1%	69.2%	68.4%	73.6%	70.0%	71.4%

LECG CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Fee-based revenues, net	$63,798	$66,963	$253,376	$322,714

Direct costs	45,475	51,547	188,319	221,476

Direct profit	$18,323	$15,416	$65,057	$101,238
Direct profit margin (1)	28.7%	23.0%	25.7%	31.4%

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Net income (loss)	$810	$(95,278)	$(74,119)	$(86,687)

Adjustments to net income (loss)
Goodwill impairment	—	118,800	—	118,800
Other impairments	132	5,358	10,071	5,358
Restructuring charges	180	6,437	5,659	5,937
Divestiture (income) charges	(63)	3,136	1,800	3,136
Acquisition costs	1,152	—	2,094	—
Integration costs	75	—	75	—
Loan fees impairment	484	—	484	—
Deferred compensation plan	(22)	765	297	1,763
Equity-based compensation benefit (8)	—	—	(2,210)	—
Deferred tax valuation allowance	(2,682)	3,500	50,511	3,500
Income tax provision (4)	(374)	(49,160)	(5,703)	(49,358)

Adjusted income (loss) (5)	$(308)	$(6,442)	$(11,041)	$2,449

Adjusted income (loss) per diluted share (5)(7)	$(0.01)	$(0.25)	$(0.43)	$0.10

Shares used in calculating earnings per share
Diluted	25,745	25,373	25,583	25,513

LECG CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($ in thousands)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Net income (loss)	$810	$(95,278)	$(74,119)	$(86,687)
Income tax (benefit) expense	(2,991)	(47,550)	39,957	(41,680)
Interest expense, net	1,025	7	2,520	191
Depreciation and amortization	1,148	1,480	4,997	5,939
EBITDA (6)	(8)	(141,341)	(26,645)	(122,237)

Adjustments to EBITDA
Goodwill impairment	—	118,800	—	118,800
Other impairments	132	5,358	10,071	5,358
Restructuring charges	180	6,437	5,659	5,937
Divestiture charges	(63)	3,136	1,800	3,136
Acquisition costs	1,152	—	2,094	—
Integration costs	75	—	75	—
Deferred compensation plan	(22)	765	297	1,763
Equity-based compensation benefit (8)	—	—	(2,210)	—

Adjusted EBITDA (6)	$1,446	$(6,845)	$(8,859)	$12,757

(1)	Fee-based revenues, net less direct costs as a percentage of fee-based revenues, net.
(2)

Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.

(3)

Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

(4)

Assumes a marginal tax rate of 39.4% and 39.9% in the quarter and year ended December 31, 2009 and 2008, respectively. The tax benefit for 2009 excludes non-deductible divestiture and merger-related charges. The tax benefit for 2008 excludes non-deductible goodwill impairment of approximately $12 million.

(5)

Adjusted income (loss) and adjusted income (loss) per diluted share are non-GAAP financial measures. Adjusted income (loss) excludes goodwill impairment, other impairments, restructuring charges, divestiture charges, acquisition costs, integration costs, loan fees impairment, charges related to market fluctuations in the value of deferred compensation plan investments, equity-based compensation benefit and deferred tax valuation allowance. Adjusted income (loss) per diluted share is calculated using adjusted income (loss) divided by diluted shares. The Company regards adjusted income (loss) and adjusted income (loss) per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating loss, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(6)

EBITDA and Adjusted EBITDA are non-GAAP financial measures.  EBITDA is defined as earnings before provision for income tax, interest, and depreciation and amortization. Adjusted EBITDA excludes goodwill impairment, other impairments, restructuring charges, divestiture charges, acquisition costs, integration costs, charges related to market fluctuations in the value of deferred compensation plan investments and equity-based compensation benefit. The Company regards EBITDA and Adjusted EBITDA as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating loss, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(7)

Diluted earnings per share and diluted shares are equal to basic earnings per share and basic shares, respectively, for all periods presented except the year ended December 31, 2008, as the effect on net loss would be anti-dilutive if common stock equivalent shares were included in the weighted average number of common shares outstanding during the period.

(8)

Equity-based compensation benefit consists of approximately $2.8 million of stock-based compensation expense recovery related to previously recognized expense on the unvested portion of 7-year cliff-vesting options of a terminated employee, offset by approximately $0.6 million of accelerated expense related to the voluntary surrender of approximately 192,000 shares of stock options previously granted.